Exhibit 99.1

THOR INDUSTRIES, INC.

2010 EQUITY AND INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD CERTIFICATE

THIS IS TO CERTIFY that, pursuant to the terms of an Award granted by the Compensation and Development Committee of the Board of Directors by action dated             , 20    , Thor Industries, Inc., a Delaware corporation (the “Company”), has offered you (the “Participant”) the right to receive restricted stock units under its 2010 Equity and Incentive Plan (the “Plan”), as follows:

Name of Participant:

Address of Participant:

Number of Units:

Grant Price:	$ per share (closing NYSE price on , 20 )

Value of Grant:	$

Date of Grant:	, 20

Payment/Settlement Date:	Shares of common stock will be paid on the vesting dates specified below

Vesting Commencement Date:	, 20

Vesting Schedule:	Anniversary of Vesting Commencement Date	Percentage of Units Vested
	1st	33.33%
	2nd	33.33%
	3rd	33.34%

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the Restricted Stock Unit Award Agreement attached hereto as Annex I (the “Award Agreement”) and the Plan, which is attached hereto as Annex II (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Unit Award rights granted pursuant to this Certificate and the Award Agreement and to receive the Restricted Units (as defined in the Award Agreement) designated above subject to the terms of the Plan, this Certificate, and the Award Agreement.

Participant:	Thor Industries, Inc.

By:
Name:	Name:
Title:

Dated:	Dated:

Annex I

THOR INDUSTRIES, INC.

2010 EQUITY AND INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”), is entered into on the execution date of the Restricted Stock Unit Award Certificate to which it is attached (the “Certificate”), between Thor Industries, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Pursuant to the Thor Industries, Inc. 2010 Equity and Incentive Plan (the “Plan”), the Administrator has authorized the grant to Participant of the right to receive restricted stock units that entitle the Participant to receive shares of the Company’s Common Stock (the “Award”), upon the terms and subject to the conditions set forth in the Plan, the Certificate, and in this Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Certificate or the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Restricted Stock Unit Award. The Company hereby awards and grants to Participant the number of restricted stock units set forth in the Certificate, which are subject to the restrictions and conditions set forth in the Plan, the Certificate, and this Agreement (the “Restricted Stock Units”). By Participant’s execution of the Certificate, Participant agrees to accept the Award rights granted pursuant to the Certificate and this Agreement, and to receive the Restricted Stock Units designated in the Certificate subject to the terms of the Plan, the Certificate, and this Agreement. Each Restricted Stock Unit shall entitle the Participant to receive one share of the Company’s Common Stock subject to the fulfillment of the vesting conditions set forth in Section 2 hereof (the “Shares”). Participant acknowledges and agrees that the Restricted Stock Units are bookkeeping entries only and no shares of Common Stock shall be issued, either as book entry with the Company’s transfer agent or as physical certificates, unless and until the Restricted Stock Units have vested and are no longer subject to forfeiture. The Company shall, in accordance with the Plan, establish and maintain an account (the “Restricted Stock Unit Account”) for Participant, and shall credit such account for the number of Restricted Stock Units granted to Participant. On any given date, the value of each Restricted Stock Unit credited to the Restricted Stock Unit Account will equal the Fair Market Value on such date of one share of Common Stock.

2. Vesting. Except as otherwise provided in the Plan or an employment agreement or service agreement, the terms of which have been approved by the Administrator, the Restricted Stock Units will vest pursuant to the Vesting Schedule set forth in the Certificate. Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.” Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.” The Unvested Units will vest and become payable in accordance with the

Thor Industries, Inc. 2010 Equity and Incentive Plan

Restricted Stock Unit Award Agreement – Page 1

Vesting Schedule. Subject to Participant’s satisfaction of the applicable withholding requirements pursuant to Section 5 hereof, the Company will settle the Award on the Payment Date or Dates set forth in the Certificate by issuing to Participant one share of Common Stock for each Restricted Stock Unit payable on that Payment Date (and upon such settlement, the corresponding Vested Units will cease to be outstanding). If the Certificate does not specify a Payment Date, the applicable Payment Date will be each vesting date set forth in the Vesting Schedule. The Administrator will cause a stock certificate to be delivered on the applicable Payment Date to Participant with respect to the shares of Common Stock issued on that Payment Date free of all restrictions hereunder, except for applicable federal securities laws restrictions, and shall enter Participant’s name as stockholder of record with respect to such shares of Common Stock on the books of the Company. Settlement of the Award will occur on the Payment Date, but not later than the end of the calendar year within which the Payment Date occurs. Any securities, other property or amounts nominally credited to the Restricted Stock Unit Account other than Restricted Stock Units will be paid in kind or, in the Administrator’s discretion, in cash.

(a) Forfeiture of Unvested Units. Except as otherwise provided in this Section or in an employment agreement or service agreement, the terms of which have been approved by the Administrator, if Participant ceases Continuous Service for any reason Participant will immediately forfeit the Unvested Units.

(b) Restriction on Transfer of Restricted Stock Units. Until the applicable Payment Date, the Restricted Stock Units and any related securities, other property or amounts nominally credited to the Restricted Stock Unit Account may not be sold, transferred, or otherwise disposed of, and may not be pledged or otherwise hypothecated.

3. Right to Shares. Participant shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Participant.

4. Compliance with Laws and Regulations. The issuance and transfer of Common Stock under this Award is subject to the Company’s and Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state, and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the shares of Common Stock with the Securities Exchange Commission, any state securities commission, foreign securities regulatory authority, or any securities exchange to effect such compliance.

5. Tax Withholding.

(a) As a condition to the issuance of shares of Common Stock pursuant to this Award, no later than the date as of which all or any of the Restricted Stock Units vest, Participant shall pay to the Company any federal, state, or local taxes required by law to be withheld with respect to the Common Stock that is issued. Participant shall pay such amount to the Company in cash or, to the extent permitted by the Administrator, by directing the Company to withhold

Common Stock to be issued by the Company as a result of the vesting of the Restricted Stock Units with a Fair Market Value on the date the Restricted Stock Units vest equal to the amount of Participant’s minimum statutory tax withholding liability, or a combination thereof. The Company may require Participant to satisfy Participant’s minimum statutory tax withholding liability by instructing and authorizing the Company and a brokerage firm determined acceptable by the Company for such purpose to sell on Participant’s behalf Common Stock from the Common Stock issuable to Participant as settlement of Vested Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum statutory tax withholding liability. Notwithstanding the foregoing, the Company will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant, including any salary, bonus or performance-based award (including any award under the Company’s Management Incentive Plan) any federal, state, or local taxes required by law to be withheld with respect to such shares of Common Stock. Payment of the tax withholding by a Participant who is an “insider” within the meaning of Section 16 of the Exchange Act by directing the Company to withhold Common Stock to be issued by the Company as a result of the vesting of the Restricted Stock Units is subject to pre-approval by the Administrator, in its sole discretion, which in the case of a Participant who is an Officer or Director will be in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

6. No Right to Continued Service. Nothing in this Agreement or in the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or any Affiliate to terminate Participant’s Continuous Service at any time.

7. Change in Control. In the event that a Change in Control is consummated, all Unvested Units shall immediately vest.

8. Representations and Warranties of Participant. Participant represents and warrants to the Company as follows:

(a) Agrees to Terms of the Plan. Participant has received a copy of the Plan and has read and understands the terms of the Plan, the Certificate, and this Agreement, and agrees to be bound by their terms and conditions. Participant acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock Units or disposition of the shares of Common Stock received pursuant to settlement of this Award, and that Participant should consult a tax advisor before such time. Participant agrees to sign such additional documentation as the Company may reasonably require from time to time.

(b) Rule 144. Participant understands that, to the extent Participant wishes to avail himself of Rule 144 promulgated under the Securities Act in connection with any transfer of Common Stock received pursuant to settlement of this Award, Rule 144 may indefinitely impose transfer restrictions on such transfer if Participant is an “affiliate” of the Company (as defined in Rule 144), or for up to one year if Participant is not an “affiliate” of the Company.

9. Compliance with Securities Laws. Participant understands and acknowledges that, notwithstanding any other provision of this Agreement to the contrary, the issuance, holding and transfer of the Common Stock received pursuant to settlement of this Award shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed from time to time. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Participant agrees to cooperate with the Company to ensure compliance with such laws.

10. Adjustments. The Restricted Stock Units are subject to the adjustment provisions set forth in Section 11 of the Plan.

11. Modification. The Agreement may be modified only in writing signed by both parties.

12. Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by Participant or the Company to the Administrator for review. The resolution of such a dispute by the Administrator will be final and binding on the Company and Participant.

13. Entire Agreement. The Plan and the Certificate are incorporated herein by reference, and Participant hereby acknowledges receiving a copy of the Plan. This Agreement, the Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. In the event of a conflict or inconsistency between the terms and conditions of this Agreement, the Certificate, and the Plan, the Plan will govern.

14. Notices. Any notice required under this Agreement to be given or delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant must be in writing and addressed to Participant at the address indicated on the Certificate or to such other address as Participant designates in writing to the Company. All notices will be deemed to have been given or delivered (a) upon personal delivery, (b) five days after deposit in the United States mail by certified or registered mail (return receipt requested), (c) two business days after deposit with any return receipt express courier (prepaid), or (d) one business day after transmission by facsimile.

15. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement is binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

Annex II

THOR INDUSTRIES, INC.

2010 EQUITY AND INCENTIVE PLAN

Thor Industries, Inc. 2010 Equity and Incentive Plan